Exhibit (11)

[K&LNG LOGO]                                               75 State Street
Kirkpatrick & Lockhart Nicholson Graham LLP                Boston, MA 02109-1808
                                                           617-261-3100
                                                           Fax 617-261-3175
                                                           www.klng.com



September 9, 2005


John Hancock Funds III
601 Congress Street
Boston, Massachusetts  02110

Ladies and Gentlemen:

      We have acted as counsel to John Hancock Funds III, a Massachusetts business trust (the "Trust"), in connection with the filing with the Securities and Exchange Commission ("SEC") of a registration statement on Form N-14 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act") registering the Class A shares of beneficial interest of the series of the Trust listed in Schedule A (each an "Acquiring Fund", collectively the "Acquiring Funds"), (the "Shares") to be issued pursuant to an Agreement. The Agreement adopted by the Trust and GMO Trust, on behalf of the Acquiring Funds and the series of the GMO Trust listed in Schedule A, (each an "Acquired Fund", collectively the "Acquired Funds") respectively, provides for the transfer of each Acquired Fund's assets to and the assumption of each Acquired Fund's liabilities by a corresponding Acquiring Fund in exchange solely for a number of Shares determined in the manner specified in the Agreement, such Shares to be distributed to the Acquired Fund's shareholders upon the subsequent liquidation of the Acquired Fund.

      You have requested our opinion as to the matters set forth below in connection with the filing of the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Agreement, the Declaration of Trust, as amended, By-laws of the Trust, and the actions of the Trust that provide for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions; we have also relied on a certificate of an officer of the Trust. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

      Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

      Based upon and subject to the foregoing, we are of the opinion that:

       1. The Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Trust; and

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       2. When issued and consideration therefor has been paid in accordance with the Agreement, the Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid, and nonassessable. In this regard, however, we note that the Trust is a Massachusetts business trust and, under certain circumstances, shareholders of a Massachusetts business trust could be held personally liable for the obligations of the Trust.

      This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

                                 Very truly yours,


                                 /s/ Kirkpatrick & Lockhart Nicholson Graham LLP


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                                                                      SCHEDULE A
                                                                      ----------

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   SERIES OF JOHN HANCOCK FUNDS III                 SERIES OF GMO TRUST
   --------------------------------                 -------------------
 (COLLECTIVELY, THE "ACQUIRING FUNDS")      (COLLECTIVELY, THE "ACQUIRED FUNDS")
 -------------------------------------      ------------------------------------

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U.S. Core Fund                             GMO U.S. Core Fund

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Active Value Fund                          GMO Value Fund

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Intrinsic Value Fund                       GMO Intrinsic Value Fund

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Growth Fund                                GMO Growth Fund

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Value Opportunities Fund                   GMO Small/Mid Cap Value Fund

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Growth Opportunities Fund                  GMO Small/Mid Cap Growth Fund

--------------------------------------------------------------------------------
International Core Fund                    GMO International Disciplined Equity
                                           Fund

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International Growth Fund                  GMO International Growth Fund

--------------------------------------------------------------------------------